Exh. 16

November 10, 2006

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

Re:  Caspian International Oil Corporation F/K/A CRSI Group, Inc.

        File Ref. No. 33-14987-A

We have read the statements of Caspian International Oil Corporation F/K/A CRSI Group, Inc. pertaining to our firm included under Item 4.01 of Form 8-k dated November 10, 2006 and agree with such statements as they pertain to our firm.

Regards,

/s/ Webb & Company, P.A.

Webb & Company, P.A.

Certified Public Accountants